Exhibit 10.1

TENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

TENTH AMENDMENT, dated as of July 27, 2009, but effective as of June 30, 2009 (this "Amendment”), to the Amended and Restated Loan and Security Agreement, dated as of July 3, 2007, as amended by the First Amendment dated as of October 3, 2007, by the Second Amendment dated as of January 25, 2008, by the Third Amendment dated as of March 24, 2008, by the Fourth Amendment dated as of May 1, 2008, by the Fifth Amendment dated as of July 15, 2008 by the Sixth Amendment dated as of September 15, 2008, by the Seventh Amendment dated as of February 27, 2009, by the Eighth Amendment dated as of March 13, 2009, and by the Ninth Amendment dated as of April 1, 2009 (the “Loan Agreement”), by and among, on the one hand, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC. (“Foothill”), a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and, on the other hand, METALICO, INC., a Delaware corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”).

WHEREAS, the Loan Parties, Agent and the Lenders wish to amend certain terms and provisions of the Loan Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms used in this Amendment (including, without limitation, in the recitals hereto) and not otherwise defined shall have their respective meanings set forth in the Loan Agreement.

2. Recitals. The third recital on the first page of the Loan Agreement is hereby amended by deleting the reference to “$60,000,000” from the fifth line thereof and inserting “$30,000,000” in lieu thereof.

3. Existing Defined Terms in the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended as follows:

(a) The definition of the term “EBITDA” is hereby amended in its entirety to read as follows:

"'EBITDA’ means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person and its Subsidiaries for such period: (A) Consolidated Net Interest Expense, (B) net income tax expense, (C) depreciation expense, (D) amortization expense, (E) non-cash compensation charges, (F) non-cash expenses relating to the Borrowers’ ownership of the capital Stock of Beacon, and (G) non-cash non-operating expense, minus (A) non-cash gains relating to the Borrower’s ownership of the capital Stock of Beacon and (B) non-cash non-operating income; provided that for the purposes of calculating EBITDA of the Borrowers, the EBITDA of any Person acquired by, or of a Person substantially all of whose assets are being acquired by, the Borrower or one or more of its Subsidiaries pursuant to an acquisition consented to in writing by the Required Lenders during such period shall be included on a pro forma basis for such period (as if the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period).”

(b) The definition of the term “Maximum Revolver Amount” is hereby amended in its entirety to read as follows:

"'Maximum Revolver Amount’ means $30,000,000.”

(c) The definition of the term “Premium Amount” is hereby amended as follows:

The reference to “$60,000,000” from the second line thereof is hereby deleted and “$30,000,000” is inserted in lieu therefor.

(d) The definition of the term “Required Lenders” is hereby amended in its entirety to read as follows:

"'Required Lenders’ means, at any time, Lenders whose aggregate Pro Rata Shares equal or exceed 50.1%.”

(e) By deleting in its entirety the definitions of “Fixed Charges”, Fixed Charge Coverage Ratio”, “Interest Expense” and “Third Ableco Loan Prepayment Reserve”.

4. New Defined Terms. The following defined terms are hereby added to Section 1.1 of the Loan Agreement:

(a) The definition of the term “Consolidated Funded Indebtedness” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Consolidated Funded Indebtedness’ means, with respect to any Person at any date, all Indebtedness for borrowed money or letters of credit of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date. Notwithstanding anything to the contrary herein, “Consolidated Funded Indebtedness” shall include, without duplication, with respect to the Borrowers, the Revolver Usage, any Term Loan, the amount of their Capitalized Lease Obligations, and the amount of the Ableco Loans at all times whether renewable or extendable or not, and shall exclude at all times, without duplication, with respect to the Borrowers, the Senior Convertible Notes, Junior Debt and Permitted Purchase Money Indebtedness.”

(b) The definition of the term “Consolidated Net Income” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Consolidated Net Income’ means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any non-cash extraordinary or non-recurring gains or losses or non-cash gains or losses from Dispositions, (b) restructuring charges, (c) effects of discontinued operations, (d) interest that is paid-in-kind, (e) interest income, and (f) any tax refunds, net operating losses or other net tax benefits received during such period on account of any prior period.”

(c) The definition of the term “Consolidated Net Interest Expense” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Consolidated Net Interest Expense’ means, with respect to any Person for any period, gross cash interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP (including interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in such gross interest expense), in each case, determined on a consolidated basis and in accordance with GAAP.”

(d) The definition of the term “Disposition “ is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Disposition’ means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.”

(e) The definition of the term “Equity Proceeds Ableco Loan Prepayment” is hereby inserted, in appropriate alphabetical order, to read as follows:

"‘Equity Proceeds Ableco Loan Prepayment’ has the meaning set forth in Section 7.8(a).”

(f) The definition of the term “Equity Proceeds Ableco Loan Prepayment Amount” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Equity Proceeds Ableco Loan Prepayment Amount’ means, so long as such amounts are permitted to be paid in accordance with the terms of Section 7.8(a), the Net Cash Proceeds of the Tenth Amendment Stock Offering not to exceed an amount equal to the sum of (i) the first $10,000,000 (the “Initial Equity Proceeds Ableco Loan Prepayment Amount”), or, if before the making of the Tax Refund Ableco Loan Prepayment, $12,300,000, of such Net Cash Proceeds, and (ii) one-half of the last $3,250,000 of the next $10,000,000, or, if before the making of the Tax Refund Ableco Loan Prepayment, one-half of the last $950,000 of the next $7,700,000, of such Net Cash Proceeds. For the avoidance of doubt, (x) if the Tax Refund Ableco Loan Prepayment has been made, Parent shall be entitled to retain an amount equal to the sum of the first $6,750,000 and one-half of the next $3,250,000 of the Net Cash Proceeds of the Tenth Amendment Stock Offering in excess of the first $10,000,000 thereof, or, if the Tax Refund Ableco Loan Prepayment has not been made, Parent shall be entitled to retain an amount equal to the sum of the first $6,750,000 and one-half of the next $950,000 of the Net Cash Proceeds of the Tenth Amendment Stock Offering in excess of the first $12,300,000 thereof and (y) the Net Cash Proceeds of the Tenth Amendment Stock Offering in excess of $20,000,000 shall be first applied to make a permanent prepayment of the Obligations in accordance with Section 7.8(a)(ii)(x) and (y).”

(g) The definition of the term “Tenth Amendment Stock Offering” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Tenth Amendment Stock Offering’ means, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) proceeds thereof are received no later than December 31, 2009, the sale or sales by Parent of its stock on or after the Tenth Amendment Effective Date but prior to December 31, 2009.”

(h) The definition of the term “Tax Refund Prepayment Amount” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Tax Refund Prepayment Amount’ means an amount not to exceed $2,300,000 from the proceeds of 2008 Federal tax refunds and net operating loss carrybacks actually received, in cash, by the Borrowers prior to March 31, 2010.”

(i) The definition of the term “Tax Refund Ableco Loan Prepayment” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Tax Refund Ableco Loan Prepayment’ has the meaning set forth in Section 7.8(a).”

(j) The definition of the term “Tax Refund Ableco Loan Prepayment Amount” is hereby inserted, in appropriate alphabetical order, to read as follows:

(k) "'Tax Refund Ableco Loan Prepayment Amount’ means, so long as such amounts are permitted to be paid in accordance with the terms of Section 7.8(a), an amount not to exceed 100%, or, if after the making of the Equity Proceeds Ableco Loan Prepayment Amount, one-half (1/2), of the Net Cash Proceeds of the Tax Refund Prepayment Amount. For the avoidance of doubt, so long as the Tax Refund Prepayment Amount is actually received, in cash, by the Borrowers prior to March 31, 2010 but after the making of the Equity Proceeds Ableco Loan Prepayment, Parent shall have the right to and shall retain an amount equal to one-half (1/2) of the Net Cash Proceeds of the Tax Refund Prepayment Amount.”

(l) The definition of the term “Hedging Agreement” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Hedging Agreement’ means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.”

(m) The definition of the term “Leverage Ratio” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Leverage Ratio’ means, as of any date of determination, the ratio of (a) the Consolidated Funded Indebtedness as of such date to (b) Borrowers’ EBITDA for the 12 month period ended as of such date.”

(n) The definition of the term “Line Block” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Line Block’ has the meaning set forth in Section 2.1(b).”

(o) The definition of the term “Tenth Amendment Effective Date” is hereby inserted, in appropriate alphabetical order, to read as follows:

"'Tenth Amendment Effective Date’ means the date on which all of the conditions precedent to the effectiveness of the Tenth Amendment to this Agreement dated as of July 27, 2009, by and among Borrowers, the Lenders and Agent, have been fulfilled or waived.”

5. Revolver Advances.

(a) Section 2.1(a)(y)(i) is hereby amended as follows:

The reference to “$30,000,000” from the second line thereof is hereby deleted and “$10,000,000” is inserted in lieu therefor.

(b) The last sentence of Section 2.1(b) is hereby amended and restated in its entirety to read as follows:

“Moreover, in addition to the foregoing reserves, the Loan Parties acknowledge that on the Tenth Amendment Effective Date Agent shall establish a reserve against Availability in the initial amount of an additional $20,000,000 (the “Line Block”), which reserve may be reduced from time to time in the sole discretion of the Agent and the Lenders and in such amounts as the Agent and the Lenders deem appropriate in their sole discretion.”

(c) Section 2.1(c) is hereby amended as follows:

The phrase “to exceed the Maximum Revolver Amount” in the last line thereof is hereby deleted and “to exceed the product of Maximum Revolver Amount less the amount of Line Block then in effect” is inserted in lieu therefor.

6. Negative Covenants (Indebtedness).

(a) Section 7.1(h) is hereby amended as follows:

The reference to “$73,865,000” from the second line thereof is hereby deleted and “$54,395,000” is inserted in lieu therefor.

(b) Section 7.1(k) is hereby amended as follows:

The reference to “$100,000,000” from the second line thereof is hereby deleted and “$85,000,000” is inserted in lieu therefor.

7. Prepayments and Amendments. Section 7.8(a) of the Loan Agreement is hereby amended by:

(a) Amending and restating the second proviso in the first sentence thereof to read as follows:

"provided, however, that notwithstanding anything to the contrary contained in clauses (x) or (y) above, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers may make the following prepayments in respect of the Ableco Loans: (A) a prepayment in respect of the Ableco Loans in an amount not to exceed $5,000,000 on the Seventh Amendment Effective Date (the “First Ableco Loan Prepayment”); (B) on and after the receipt by Agent and the Lenders of the financial statements of the Borrowers that are required to be delivered pursuant to Section 6.3(a) for the fiscal quarter ended March 31, 2009, a prepayment in respect of the Ableco Loans in an amount not to exceed $5,000,000 (the “Second Ableco Loan Prepayment”); (C) a prepayment in respect of the Ableco Loans in an amount not to exceed $5,000,000 on the Tenth Amendment Effective Date (the “Third Ableco Loan Prepayment”); (D) a prepayment in respect of the Ableco Loans in an amount not to exceed the Tax Refund Ableco Loan Prepayment Amount from the proceeds of the Tax Refund Prepayment Amount actually received, in cash, by the Borrowers prior to March 31, 2010 (the “Tax Refund Ableco Loan Prepayment”); and (E) a prepayment in respect of the Ableco Loans in an amount not to exceed the Equity Proceeds Ableco Loan Prepayment Amount from the proceeds of the Tenth Amendment Stock Offering (the “Equity Proceeds Ableco Loan Prepayment” and together with the First Ableco Loan Prepayment, the Second Ableco Loan Prepayment, the Third Ableco Loan Prepayment, and the Tax Refund Ableco Loan Prepayment, each an “Ableco Loan Prepayment” and collectively, the “Ableco Loan Prepayments”); provided, further, however, that (i) in no event shall the Tax Refund Ableco Loan Prepayment be made after March 31, 2010, (ii) in no event shall the Equity Proceeds Ableco Loan Prepayment be made after December 31, 2009, (iii) the Availability of Borrowers immediately after giving effect to each of the Third Ableco Loan Prepayment, the Tax Refund Ableco Loan Prepayment and the Equity Proceeds Ableco Loan Prepayment shall not be less than $1, (iv) prior to the making of the Tax Refund Ableco Loan Prepayment, the proceeds of 2008 Federal tax refunds net operating loss carrybacks shall be deposited into the Cash Management Account, (v) the Net Cash Proceeds of the Tenth Amendment Stock Offering in excess of $20,000,000 shall be first applied to make a permanent prepayment of the Obligations in accordance with Section 7.8(a)(ii)(x) and (y), (vi) the proceeds of 2008 Federal tax refunds net operating loss carrybacks in excess of $2,300,000 shall be first applied to make a permanent prepayment of the Obligations in accordance with Section 7.8(a)(ii)(x) and (y), and (vii) in no event shall the amount of the sum of the Tax Refund Ableco Loan Prepayment and the Equity Proceeds Ableco Loan Prepayment exceed $13,925,000. The Loan Parties acknowledge that the First Ableco Loan Prepayment and the Second Ableco Loan Prepayment were made prior to the Tenth Amendment Effective Date.

(b) Amending and restating the second sentence thereof to read as follows:

Notwithstanding anything to the contrary set forth in this Section 7.8(a) and to the extent permitted under the Senior Convertible Notes Subordination Agreement, Parent may at any time and from time to time propose to the holders of the Senior Convertible Notes to exchange, so long as no Default or Event of Default shall have occurred and be continuing and so long as no Change of Control shall occur from such exchange and on customary terms and conditions reasonably satisfactory to the Required Lenders, and to consummate the exchange of, all or any portion of the outstanding Senior Convertible Notes for up to 10,000,000 shares of common Stock of Parent (such exchange a “Permitted Equity for Debt Exchange”).

8. Financial Covenants. Section 7.20(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

"(a)(i) Minimum EBITDA. Fail to maintain EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Amount	Applicable Period

$7,073,000	For the 6 month period ending June 30, 2009

$9,931,000	For the 9 month period ending September 30, 2009

$11,622,000	For the 12 month period ending December 31, 2009

Agent shall establish required minimum amounts for each 12-month period ending on the last day of each fiscal quarter after December 31, 2009 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish minimum amounts for prior periods; provided, that if Agent and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(i), Borrowers’ projected EBITDA for such 12 month period shall not be less than $12,000,000.

(a)(ii) Leverage Ratio. Permit the Leverage Ratio, measured on a fiscal quarter-end basis, to be greater than the applicable ratio set forth in the following table for the applicable period set forth opposite thereto:

Leverage Ratio	Applicable Period

8.84:1.00	For the 6 month period ending June 30, 2009

4.43:1.00	For the 9 month period ending September 30, 2009

3.51:1.00	For the 12 month period ending December 31, 2009

Agent shall establish required maximum ratios for each 12-month period ending on the last day of each fiscal quarter after December 31, 2009 on such basis as Agent may determine in its Permitted Discretion, consistent with methods employed to establish maximum ratios for prior periods; provided, that if Agent and Borrowers cannot agree on such Projections, for purposes of this Section 7.20(a)(ii), Borrowers’ projected Leverage Ratio for such 12 month period shall not be greater than 3.5:1.00.

9. Prepayment Premium. Notwithstanding anything to the contrary set forth in Section 3.5 of the Loan Agreement or otherwise in any Loan Document, Borrowers shall not be required to pay any Applicable Prepayment Premium in connection with any reduction of the Premium Amount upon giving effect to this Amendment.

10. Schedules. The schedules to the Loan Agreement are hereby amended by amending and restating Schedule C-1 in its entirety to read as set forth in Exhibit A hereto.

11. Conditions. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Tenth Amendment Effective Date”):

(a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent and the Lenders pursuant hereto on or prior to the Tenth Amendment Effective Date shall be correct in all material respects on and as of the Tenth Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date), and no Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms, unless any such Event of Default has previously been waived in accordance with Section 15 of the Loan Agreement.

(b) Amendment Fee. Borrowers shall have paid to Agent, in immediately available funds for the benefit of the Lenders in accordance with their Pro Rata Share, the fees set forth in the fee letter dated the date hereof (the “Tenth Amendment Fee Letter”).

(c) Delivery of Documents. Agent shall have received on or before the Tenth Amendment Effective Date the following, each in form and substance reasonably satisfactory to Agent and, unless indicated otherwise, dated the Tenth Amendment Effective Date:

(i) counterparts of this Amendment and the Tenth Amendment Fee Letter, duly executed by each Loan Party and each Lender;

(ii) an amendment to the Fee Letter duly executed by each Loan Party;

(iii) duly executed amendments to the Ableco Loan Agreement and the Ableco Intercreditor Agreement, each in form and substance satisfactory to the Agent;

(iv) JPMorgan Chase Bank, N.A. (“JPM”) shall have assigned to Wells Fargo Foothill, Inc. JPM’s interest in and JPM’s rights and obligations under the Loan Documents as of the Tenth Amendment Effective Date with respect to the Obligations owing to JPM, and JPM’s portion of the Commitments; and

(v) such other agreements, instruments, approvals, opinions and other documents as Agent may reasonably request.

(d) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental thereto, shall be reasonably satisfactory to Agent, and Agent shall have received all such information and such counterpart originals or certified copies of documents, and such other agreements, instruments, approvals, opinions and other documents, as Agent may reasonably request.

12. Covenant Calculations. The parties hereto acknowledge and agree that the amendments set forth in Sections 8 and 9 shall become effective on and as of June 30, 2009.

13. Covenant to Deliver Resolutions. Within 30 days of the date first set forth above, each Loan Party shall deliver to the Agent duly adopted resolutions of such Loan Party, certified by an authorized officer thereof, ratifying the execution, delivery and performance by such Loan Party of this Amendment, and the performance of the Loan Agreement, as amended.

14. Representations and Warranties. Each Loan Party represents and warrants as follows:

(a) Except as previously disclosed in writing to Agent and the Lenders: (i) the representations and warranties made by such Loan Party herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to Agent on or prior to the Tenth Amendment Effective Date shall be correct and accurate on and as of the Tenth Amendment Effective Date as though made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall be true and correct on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Each of the Loan Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby and each other Loan Document, and (iii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing reasonably could be expected to cause a Material Adverse Change.

(c) The execution, delivery and performance by each Loan Party of this Amendment, and the performance by each such Loan Party of the Loan Agreement, as amended hereby and each other Loan Document, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

(d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

(e) This Amendment, the Loan Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by equitable principles or by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

15. Continued Effectiveness of the Loan Agreement.

(a) Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Tenth Amendment Effective Date (i) all references in the Loan Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment and (ii) all references in the other Loan Documents to the “Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment.

(b) The Loan Parties hereby acknowledge and agree that this Amendment constitutes a “Loan Document” under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by any Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

16. Costs and Expenses. Borrowers shall pay all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and charges of counsel to Agent) in connection with this Amendment.

17. Ratification. Each Guarantor by its execution of this Amendment hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (c) confirms and agrees that to the extent that any such Loan Document assigns or pledges to Agent, or grants to Agent a security interest in or lien on, any Collateral as security for the obligations of Borrowers from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for all obligations of such Guarantor, whether now existing or hereafter arising.

18. Release by the Loan Parties. Effective on the date hereof, each Loan Party hereby waives, releases, remises and forever discharges each Agent and each Lender, each of their respective Affiliates and each of the officers, directors, employees, and agents of each Lender, each Agent and their respective Affiliates (collectively, the “Releasees”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which each Loan Party ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to the Loan Agreement, any other Loan Document, or to any acts or omissions of any such Releasee, except for the duties and obligations set forth in this Amendment or the other Loan Documents. As to each and every claim released hereunder, each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

19. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWERS:

METALICO, INC.,
a Delaware corporation
AMERICAN CATCON, INC.,
a Texas corporation
METALICO AKRON, INC.,
an Ohio corporation
METALICO AKRON REALTY, INC.,
an Ohio corporation
METALICO ALABAMA REALTY, INC.,
an Alabama corporation
METALICO ALUMINUM RECOVERY, INC.,
a New York corporation
METALICO BUFFALO, INC.,
a New York corporation
METALICO-COLLEGE GROVE, INC.,
a Tennessee corporation
METALICO-GRANITE CITY, INC.,
an Illinois corporation
METALICO NIAGARA, INC.,
a New York corporation
METALICO PITTSBURGH, INC.,
a Pennsylvania corporation
METALICO ROCHESTER, INC.,
a New York corporation
METALICO SYRACUSE, INC.,
a New York corporation
METALICO SYRACUSE REALTY, INC.,
a New York corporation
METALICO TRANSFER, INC.,
a New York corporation
METALICO TRANSFER REALTY, INC.,
a New York corporation
METALICO TRANSPORT, INC.,
a New York corporation
GULF COAST RECYCLING, INC.,
a Florida corporation

By:
Name: Michael J. Drury
Title: Authorized Representative

BORROWERS:

MAYCO INDUSTRIES, INC.,

an Alabama corporation
SANTA ROSA LEAD PRODUCTS, INC.,
a California corporation
TRANZACT CORPORATION,
a Delaware corporation
WEST COAST SHOT, INC.,
a Nevada corporation
ELIZABETH HAZEL LLC, an Ohio limited liability company
MELINDA HAZEL LLC, an Ohio limited liability company
TOTALCAT GROUP, INC., a Delaware corporation
FEDERAL AUTOCAT RECYCLING, LLC, a New Jersey limited liability company
HYPERCAT COATING LIMITED LIABILITY COMPANY, a New Jersey limited liability company
HYPERCAT DMG, L.L.C., a New Jersey limited liability company

By:
Name: Michael J. Drury
Title: Authorized Representative

GUARANTORS:

METALICO COLLIERS REALTY, INC.,

a West Virginia corporation
METALICO NEVILLE REALTY, INC.,
a Pennsylvania corporation
METALICO NILES, INC.,
an Ohio corporation
RIVER HILLS BY THE RIVER, INC.,
a Florida corporation
GENERAL SMELTING & REFINING, INC., a Tennessee corporation
METALICO GULFPORT REALTY, INC., a Mississippi corporation

By:
Name: Michael J. Drury
Title: Authorized Representative

Accepted and agreed to as of
the date first above-written:

WELLS FARGO FOOTHILL, INC.,

a California corporation, as Agent

By:

Name:
Title:

LENDER:

WELLS FARGO FOOTHILL, INC.,
as Lender

By:

Name:
Title:

Exhibit A

Schedule C-1
Lenders and Lenders’ Commitments1

	Revolver	Term Loan A	Term Loan B	Term Loan C	Total
Lender	Commitment	Commitment	Commitment	Commitment	Commitment

Wells Fargo	$30,000,000	$0	$0	$0	$30,000,000
Foothill, LLC

Total	$30,000,000	$0	$0	$0	$30,000,000

1These commitment amounts are as of the Tenth Amended Effective Date. Term Loan A Commitment, Term Loan B Commitment and Term Loan C Commitment were reduced to zero prior to the Tenth Amendment Effective Date.